UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 618-7255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Amendment No.1 to Second Amended and Restated Credit Agreement

Effective as of June 8, 2016, United Rentals, Inc., United Rentals (North America) Inc. (“URNA”), the subsidiaries of URNA party thereto as U.S. Subsidiary Borrowers, United Rentals of Canada, Inc., United Rentals Financing Limited Partnership, and the other guarantors party thereto (collectively, the “URI Entities”) entered into an amendment (the “ABL Amendment”) to the senior secured asset-based loan facility (the “ABL Facility”) which is governed by the Second Amended and Restated Credit Agreement, dated as of March 31, 2015, among the URI Entities, Bank of America, N.A., as the agent, and the other financial institutions party thereto from time to time.

The ABL Amendment was executed primarily to extend the maturity date of the ABL Facility from March 31, 2020 to June 8, 2021.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff

Name:	Craig Pintoff
Title:	Senior Vice President and General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff

Name:	Craig Pintoff
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibits

Exhibit 10.1

Amendment No.1 to Second Amended and Restated Credit Agreement, dated as of June 8, 2016, among United Rentals, Inc., United Rentals (North America) Inc. (“URNA”), the subsidiaries of the URNA party thereto as U.S. Subsidiary Borrowers, United Rentals of Canada Inc., United Rentals Financing Limited Partnership, the other guarantors party thereto, the financial institutions party thereto from time to time (the “Lenders”), Bank of America, N.A., as agent for the Lenders, and the other parties thereto.